CALCULATION OF REGISTRATION FEE

Title securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock, par value $0.01 per share	7,475,000 shares	$35.00	$261,625,000	$14,598.68

(1)	Includes 975,000 shares of Jones Lang LaSalle Incorporated common stock that the underwriters have the option to purchase to cover overallotments, if any.

(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-159854

PROSPECTUS SUPPLEMENT

(To prospectus dated June 9, 2009)

6,500,000 Shares

Jones Lang LaSalle Incorporated

Common Stock

We are offering for sale 6,500,000 shares of our common stock to be sold in this offering.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “JLL.” On June 10, 2009, the last reported sale price of our common stock on the NYSE was $35.66 per share.

Investing in our common stock involves certain risks. You should carefully consider the risks described in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K.

	Per Share	Total
Public offering price	$35.00	$227,500,000
Underwriting discount	$1.4875	$9,668,750
Proceeds, before expenses, to us	$33.5125	$217,831,250

The underwriters may purchase up to an additional 975,000 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover any overallotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about June 16, 2009.

Book-Running Manager

Merrill Lynch & Co.

Lead Managers

BMO Capital Markets	ABN AMRO Incorporated	Barclays Capital

Senior Co-Managers

Piper Jaffray	Wachovia Securities

Co-Managers

HSBC	PNC Capital Markets LLC	JMP Securities

The date of this prospectus supplement is June 10, 2009.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus required to be filed with the Securities and Exchange Commission, or SEC. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any such free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any such free writing prospectus or of any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us and our business and prospects. The second part, the accompanying prospectus, contains a description of our common stock and gives more general information about securities we may offer from time to time, some of which does not apply to this offering.

This prospectus supplement and the accompanying prospectus also incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation by Reference” in this prospectus supplement.

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents which we file or have filed with the SEC on or before the date of this prospectus supplement and which documents are incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or such documents incorporated by reference, the information in this prospectus supplement will supersede such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

Unless otherwise indicated, references in this prospectus supplement to “Jones Lang LaSalle,” the “Company,” the “Firm,” “we,” “us” and “our” are to Jones Lang LaSalle Incorporated and its subsidiaries.

References herein to “$” and “dollars” are to the currency of the U.S.

INCORPORATION BY REFERENCE

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC, at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our annual, quarterly and current reports, any proxy statements and other information over the Internet at the SEC’s home page at http://www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement but prior to the sale of all of the common stock offered by this prospectus supplement, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including portions of our definitive Proxy Statement for the 2009 Annual Meeting of Stockholders incorporated therein by reference);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	our Current Reports on Form 8-K filed with the SEC on April 15, 2009, April 27, 2009 and June 9, 2009;

•	the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on June 27, 1997; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the common stock offered by this prospectus supplement, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

Jones Lang LaSalle Incorporated

200 East Randolph Drive

Chicago, Illinois 60601

Attention: Investor Relations

Tel: (312) 782-5800

These filings are also available on the website we maintain at www.joneslanglasalle.com. The information contained at our Internet site is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand us and our common stock. The “Description of Capital Stock” section of the accompanying prospectus contains more detailed information regarding our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, to fully understand our common stock and the other considerations that are important to you in making a decision about whether to invest in our common stock.

Our Business

Jones Lang LaSalle Incorporated provides comprehensive integrated real estate and investment management expertise on a local, regional and global level to owner, occupier and investor clients. We are an industry leader in property and corporate facility management services. LaSalle Investment Management, a member of Jones Lang LaSalle group, is one of the world’s largest and most diversified real estate investment firms.

We are the only real estate services and money management firm to have been named:

•	To Forbes magazine’s Platinum 400 list in 2006, 2007 and 2008;

•	To Fortune magazine’s list of America’s Most Admired Companies in 2008;

•	To Fortune magazine’s 100 Best Companies To Work For list in 2007; and

•	By the U.S. Environmental Protection Agency as a 2007 Energy Star Partner of the Year.

In addition, in 2008 we were designated one of the “World’s Most Ethical Companies” by the Ethisphere Institute, and our ethics program received Ethics Inside™ certification.

Our range of real estate services includes:

•	Agency leasing

•	Property management

•	Project and development management

•	Construction management

•	Valuations

•	Capital markets

•	Real estate investment banking and merchant banking

•	Brokerage of properties

•	Corporate finance

•	Hotel advisory

•	Space acquisition and disposition (tenant representation)

•	Facilities management/outsourcing

•	Strategic consulting

•	Energy and sustainability services

•	Value recovery services

•	Investment management

We offer these services locally, regionally and globally to real estate investors and occupiers for a variety of property types, including offices, hotels, industrial, retail, multi-family residential, hospitals, critical environments and data centers, sports facilities, cultural institutions and transportation centers. Individual regions and markets focus on different property types, depending on local requirements and market conditions.

We work for a broad range of clients that represent a wide variety of industries and are based in markets throughout the world. Our clients vary greatly in size and include for-profit and not-for-profit entities of all kinds, public-private partnerships and governmental (public sector) entities. We provide real estate investment management services on a global basis for both public and private assets through our LaSalle Investment Management subsidiary. Our integrated global business model, industry-leading research capabilities, client relationship management focus, consistent worldwide service delivery and strong brand are attributes that enhance our services.

We have grown by expanding our client base and the range of our services and products, both organically and through a series of strategic acquisitions and mergers. Our extensive global platform and in-depth knowledge of local real estate markets enable us to serve as a single-source provider of solutions for our clients’ full range of real estate needs. We solidified this network of services around the globe through the 1999 merger of the Jones Lang Wootton companies (founded in 1783) with those of LaSalle Partners Incorporated (founded in 1968) to form Jones Lang LaSalle Incorporated.

In May 2008, we acquired Kemper’s Holding GmbH, a Germany-based retail specialist, making us the largest property advisory business in Germany and providing us with new offices in Leipzig, Cologne and Hannover.

In July 2008, we acquired Staubach Holdings, Inc., or Staubach, a U.S. real estate services firm specializing in tenant representation. Staubach, with 1,000 employees, significantly enhanced our presence in key markets across the U.S. and made us an industry leader in local, national and global tenant representation. The Staubach acquisition also established us as the market leader in public sector services and added scale to our industrial brokerage, investment sales, corporate finance and project and development services.

We were incorporated in Maryland in April 1997. Our principal executive offices are located at 200 East Randolph Drive, Chicago, IL, 60601, and our telephone number is (312) 782-5800. Our website is www.joneslanglasalle.com. The content of our website is not a part of this prospectus.

Recent Developments

On June 9, 2009, the required majority of lenders under each of our unsecured revolving credit agreement and term loan agreement, or, together, the Facilities, under which our affiliate, Jones Lang LaSalle Finance B.V. is borrower, executed a commitment letter approving amendments to the Facilities to, among other things, (i) increase the maximum allowable Cash Flow Leverage Ratio, as defined in the Facilities, from 3.50x to 3.75x through March 2011, which will then be reduced to 3.50x for the two quarters ending September 30, 2011 and further reduced to 3.25x thereafter, (ii) permit the add-back to Adjusted EBITDA, as defined in the Facilities, of $100 million of non-cash co-investment impairment charges, any non-cash goodwill impairment charges and an additional $25 million of restructuring charges and remove the requirement that such charges be taken prior to January 1, 2010, (iii) modify our Interest Coverage Ratio, as defined in the Facilities, to include an add-back for depreciation in the calculation, (iv) add certain mandatory partial pre-payment requirements to the term loan agreement if our Cash Flow Leverage Ratio exceeds 3.25x for two consecutive quarters or at the end of any fiscal year, (v) extend limitations with respect to capital expenditures, share repurchases and co-investments, (vi) restrict our ability to pay semiannual dividends above $0.15 per share through March 2011 and (vii) add a floor of 1.25% on the interest rate of our LIBOR-based borrowings.

Following execution of the approved amendments, we expect our cost of borrowing to be 4.25% and the Facilities will continue to be unsecured, borrowing capacity will remain at $865 million and the maturity date will continue to be June 2012. The consummation of this offering is not conditioned upon the execution of the amendments to the Facilities and vice versa. Execution of the amendments, which we expect to occur by the end of the second quarter of 2009, remains subject to the negotiation of mutually satisfactory documentation and customary closing conditions. We and certain of our subsidiaries are guarantors under the Facilities.

The Offering

Common stock we are offering	6,500,000 shares, or 7,475,000 shares if the underwriters’ overallotment option is exercised in full.

Common stock to be outstanding immediately after this offering	41,277,250 shares, or 42,252,250 shares if the underwriters’ overallotment option is exercised in full.

NYSE symbol for our common stock	Our common stock is listed on the NYSE under the symbol “JLL.”

Use of proceeds	We estimate that the net proceeds to us from the sale of the common stock offered hereby will be approximately $217.4 million (or approximately $250.1 million if the underwriters’ overallotment option is exercised in full) after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to repay outstanding indebtedness under our unsecured revolving credit agreement and for general corporate purposes. Our unsecured revolving credit agreement is scheduled to mature in June 2012 and currently accrues interest at LIBOR plus 3.00%. Affiliates of certain of the underwriters are lenders under our unsecured revolving credit agreement and will receive their pro rata share of repayments thereunder from the net proceeds of this offering. See “Underwriting.”

Risk factors	You should carefully consider the risks described in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K for certain considerations relevant to an investment in our common stock.

The number of shares of common stock to be outstanding immediately after this offering is based upon 34,777,250 shares outstanding as of June 2, 2009. This number excludes shares reserved for issuance upon the exercise of outstanding options and vesting of restricted stock units.

RISK FACTORS

Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider, among other matters, the factors set forth below as well as the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by filings under the Exchange Act that we incorporate by reference herein and in the accompanying prospectus.

The market price of our common stock may fluctuate significantly.

The market price of our common stock has been and may continue to be subject to significant fluctuations, in which case you may not be able to re-sell your shares at or above the offering price. Fluctuations may occur due to a change in sentiment in the market regarding our operations, liquidity, business prospects, future sales or acquisitions to which we are a party, this offering or future sales or issuances of our securities. Other factors that could affect the market price of our common stock include:

•	operating results that vary from the expectations of management, securities analysts and investors;

•	quarterly variations in our results and those of our competitors;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	developments in our business or in the commercial real estate services sector generally;

•	changes in the demand for real estate and related services in several markets or in significant markets;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	our ability to raise capital in the credit or other markets;

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates and currency restrictions;

•	significant changes in tax policy; and

•	our ability to integrate and realize the benefits of the companies and the businesses that we acquire.

Stock markets, in general, have experienced over the past year, and continue to experience, significant price and volume volatility, and the market price of our common stock has been and may continue to be subject to market fluctuations that may be unrelated to our operating performance or prospects. Increased volatility could result in a decline in the market price of our common stock.

This offering may be dilutive, and there may be future dilution of our common stock, which may adversely affect the market price of our common stock.

The market price of our common stock could decline as a result of any dilutive effect that this offering may have on our earnings per share. Such a decline may also occur as a result of additional sales or issuances of shares of our common stock or similar securities after this offering, or the perception that such additional sales or issuances could occur. A decline in the market price of our common stock could adversely affect our ability to raise capital through future offerings of equity or equity-related securities.

You may not receive dividends on the common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Furthermore, holders of our common stock are subject to the prior dividend rights of holders of our preferred stock, if any, then outstanding. Although we have historically declared semi-annual cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future. This could adversely affect the market price of our common stock. In addition, the terms of the Facilities currently restrict us from paying semi-annual dividends above $0.25 per share. The proposed amendments to our Facilities would restrict us from paying semi-annual dividends above $0.15 per share through March 2011. See “Summary—Recent Developments.”

Our common stock is subordinate to our existing and future indebtedness and preferred stock, if any, and to all other non-common equity claims against us.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our preferred stock, if any. Our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our common stock. Furthermore, our right to participate in a distribution of assets upon the liquidation or reorganization of any of our subsidiaries is subject to the prior claims of that subsidiary’s creditors and holders of that subsidiary’s preferred stock, if any.

Our charter and bylaws, or the Maryland General Corporation Law, could delay, defer or prevent a change of control.

Our charter and bylaws include provisions that may discourage, delay, defer or prevent a takeover attempt that may be in the best interest of our shareholders and may adversely affect the market price of our common stock.

Our charter and bylaws provide for:

•

The ability of the board of directors to establish one or more classes and series of capital stock, including the ability to issue up to 10,000,000 shares of preferred stock, and to determine the price, rights, preferences and privileges of such capital stock without any further shareholder approval;

•	A requirement that any shareholder action taken without a meeting be pursuant to unanimous written consent; and

•	Certain advance notice procedures for shareholders nominating candidates for election to our board of directors.

Under the Maryland General Corporate Law, or MGCL, certain “Business Combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an Interested Stockholder, defined as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation, or an affiliate of the Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such Business Combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (2) 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the Business Combination is to be effected, unless, among other things, the corporation’s shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. Pursuant to the MGCL, these provisions also do not apply to Business Combinations approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. See “Description of Capital Stock—Certain Charter, Bylaw and Statutory Provisions Affecting Shareholders” in the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the common stock offered hereby will be approximately $217.4 million (or approximately $250.1 million if the underwriters’ overallotment option is exercised in full) after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to repay outstanding indebtedness under our unsecured revolving credit agreement and for general corporate purposes. Our unsecured revolving credit agreement is scheduled to mature in June 2012 and currently accrues interest at LIBOR plus 3.00%. Affiliates of certain of the underwriters are lenders under our unsecured revolving credit agreement and will receive their pro rata share of repayments thereunder from the net proceeds of this offering. See “Underwriting.”

CAPITALIZATION

The following table shows our capitalization at March 31, 2009 (1) on an actual consolidated basis and (2) on a consolidated basis as adjusted to reflect the offering of our common stock and the application of the proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses, as described in “Use of Proceeds,” at a public offering price of $35.00 per share. The table does not give effect to up to 975,000 additional shares of our common stock that may be sold pursuant to the underwriters’ overallotment option. This table should be read in conjunction with our unaudited consolidated financial statements and related notes for the three months ended March 31, 2009, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement.

	As of March 31, 2009 (Dollars in thousands, except for per share data) (unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$46,019	46,019

Credit facilities	$496,008	278,568
Deferred business acquisition obligations	377,442	377,442

Total debt	873,450	656,010

Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 34,734,550 shares (actual) and 41,234,550 shares (as adjusted) issued and outstanding	347	412
Additional paid-in capital	616,472	833,847
Retained earnings	481,843	481,843
Shares held in trust	(3,504)	(3,504)
Accumulated other comprehensive loss	(112,520)	(112,520)

Total Company shareholders’ equity	982,638	1,200,078
Noncontrolling interest	5,246	5,246

Total equity	987,884	1,205,324

Total capitalization	$1,861,334	$1,861,334

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the NYSE under the symbol “JLL.” The following table sets forth, for the periods indicated, the range of high and low sales prices of our common stock as reported on the NYSE.

Fiscal Year Ended December 31, 2007	High	Low
First Quarter	$110.02	$89.93
Second Quarter	123.91	102.25
Third Quarter	124.99	90.02
Fourth Quarter	109.49	68.16

Fiscal Year Ended December 31, 2008	High	Low
First Quarter	$82.23	$59.90
Second Quarter	90.83	59.37
Third Quarter	63.33	38.21
Fourth Quarter	43.46	18.12

Fiscal Year Ending December 31, 2009	High	Low
First Quarter	$32.14	$15.98
Second Quarter (through June 10, 2009)	40.01	22.24

As of June 2, 2009, there were approximately 542 registered holders of record of our common stock. A substantially greater number of holders of our common stock are beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

The last reported sale price of our common stock on the NYSE on June 10, 2009 was $35.66 per share.

DIVIDEND POLICY

The following table sets forth, for the periods indicated, the cash dividends per share declared for our common stock. Our most recent semi-annual cash dividend of $0.10 per share, which was declared in April 2009, is to be paid on June 15, 2009 to the stockholders of record on May 15, 2009. Purchasers of our common stock from this offering will not receive the dividend to be paid on June 15, 2009.

Fiscal Year Ended December 31, 2007	Dividend Per Share
June 2007	$0.35
December 2007	0.50

Fiscal Year Ended December 31, 2008	Dividend Per Share
June 2008	$0.50
December 2008	0.25

Fiscal Year Ending December 31, 2009	Dividend Per Share
June 2009*	$0.10

*	Dividend to be paid on June 15, 2009.

There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to the sole and final determination by our board of directors. In addition, the terms of the Facilities currently restrict us from paying semi-annual dividends above $0.25 per share. The proposed amendments to our Facilities would restrict us from paying semi-annual dividends above $0.15 per share through March 2011. See “Summary—Recent Developments.”

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below). This summary deals only with our common stock held as capital assets by holders who purchase common stock in this offering. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as:

•	dealers in securities or currencies;

•	financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	persons holding common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. expatriates;

•	partnerships or entities or arrangements treated as a partnership or other pass-through entity for U.S. federal tax purposes (or investors therein); or

•	U.S. Holders (as defined below).

Furthermore, this summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any state, local or non-U.S. tax considerations.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes one of the following:

•	a citizen or an individual resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding our common stock, we particularly urge you to consult your own tax advisors.

If you are considering the purchase of our common stock, we urge you to consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as any consequences to you arising under state, local and non-U.S. tax laws.

The following discussion applies only to Non-U.S. Holders. A “Non-U.S. Holder” is a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. Special rules may apply to you if you are a “controlled foreign corporation” or a “passive foreign investment company,” or are otherwise subject to special treatment under the Code. Any such holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and non-U.S. income and other tax consequences that may be relevant to them.

Distributions

Distributions on common stock (other than certain distributions made in shares of our stock) will constitute dividends for U.S. federal income tax purposes to the extent such distributions are made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distribution in excess of our current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of a Non-United States Holder’s tax basis in our common stock (with a corresponding reduction in such Non-United States Holder’s tax basis in our common stock), and thereafter will be treated as gain realized on the sale or other disposition of our common stock (as described under “—Dispositions” below). We will be required to withhold U.S. federal withholding tax at a rate of 30% (or at a lower rate under an applicable income tax treaty that allows for a reduced rate of withholding, provided that we have received proper certification that the Non-U.S. Holder is eligible for the reduced rate under such income tax treaty) from the gross amount of the distributions paid to a Non-U.S. Holder (whether or not such distributions exceed our current or accumulated earnings and profits) unless such distributions are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the U.S., as described below.

Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the Internal Revenue Service, or the IRS.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the U.S. are not subject to the U.S. federal withholding tax, but, unless otherwise provided in an applicable income tax treaty, are instead taxed in the manner applicable to U.S. persons. In that case, we will not have to withhold U.S. federal withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements. In addition, dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the U.S. may be subject to a branch profits tax at a 30% rate, or at a lower rate if provided by an applicable income tax treaty.

Dispositions

Subject to the discussion below regarding information reporting and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange or other disposition of our common stock, unless:

(1) the Non-U.S. Holder holds our common stock in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the U.S.); or

(2) in the case of an individual, such individual is present in the U.S. for 183 days or more during the taxable year in which gain is realized and certain other conditions are met; or

(3) we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes, and such Non-U.S. Holder held more than 5 percent of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that such Non-U.S. Holder held our common stock.

We believe that we are not, and we do not anticipate that we will become, a U.S. real property holding corporation.

Information Reporting and Backup Withholding

A Non-U.S. Holder not subject to U.S. income tax may nonetheless be subject to backup withholding and information reporting with respect to distributions on our common stock, and with respect to amounts realized on the disposition of our common stock, unless the Non-U.S. Holder provides the withholding agent with the applicable IRS Form W-8 or otherwise establishes an exemption. Non-U.S. Holders are urged to consult their tax advisors as to their qualifications for an exemption for backup withholding and the procedure for obtaining such an exemption. In addition, payments to a Non-U.S. Holder and proceeds from certain dispositions of our common stock may be reported to the IRS and may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, if the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the information reporting and backup withholding rules to them.

UNDERWRITING

We intend to offer the shares of our common stock through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the representative of the underwriters named below. Subject to the terms and conditions described in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of shares listed opposite their names below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,127,020
BMO Capital Markets Corp.	787,020
ABN AMRO Incorporated	618,410
Barclays Capital Inc.	618,410
Piper Jaffray & Co.	351,325
Wachovia Capital Markets, LLC	351,325
HSBC Securities (USA) Inc.	267,020
PNC Capital Markets LLC	267,020
JMP Securities LLC	112,450

Total	6,500,000

The underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares to the public at the initial public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $.84 per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $.10 per share to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$35.00	$227,500,000	$261,625,000
Underwriting discount	$1.4875	$9,668,750	$11,119,063
Proceeds, before expenses, to us	$33.5125	$217,831,250	$250,505,938

The expenses of the offering, not including the underwriting discount, are estimated at $391,000 and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to 975,000 additional shares at the initial public offering price on the cover page of this prospectus supplement less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

Each of our executive officers and directors has agreed not to, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, whether now owned or later acquired, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether or not any such transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, or to publicly disclose any intention of doing any of the foregoing, for a period of 60 days after the date of this prospectus supplement, without the prior written consent of the representative of the underwriters. Each of our executive officers and directors has also agreed not to make any demand for, or exercise any right with respect to the registration of common stock or such securities during the 60-day period, without the prior written consent of the representative of the underwriters. The representative’s consent may be given at any time without public notice. The foregoing is subject to certain exceptions, including, that our executive directors and officers are permitted to make gifts, transfers to immediate family members or entities controlled by our directors or officers, surrender or forfeit shares of common stock to satisfy tax withholding obligations upon exercise or vesting of stock options or awards, engage in transactions relating to shares of common stock acquired in open market transactions after the completion of this offering and engage in sales pursuant to 10b-5 plans in effect as of the date of this prospectus supplement, subject in some cases to certain limitations.

We have entered into a similar agreement with the underwriters, except that without the consent of the representative of the underwriters, we may issue common stock (i) pursuant to our underwriting agreement with the underwriters, (ii) pursuant to any benefit plan or dividend reinvestment plan, in effect as of the date of this prospectus supplement, (iii) upon exercise of an option or warrant or the conversion of a security outstanding as of the date of this prospectus supplement and described herein or in the registration statement to which this prospectus supplement relates and (iv) as consideration for the acquisition of us from a third party of assets or equity interests of any other entity in certain circumstances provided that the aggregate number of shares to be issued in such an acquisition may not exceed 5% of our outstanding common stock as of the date of this prospectus supplement. In addition, without such consent, we may grant stock options or restricted stock to employees, consultants or directors, pursuant to a plan in effect as of the date of this prospectus supplement.

New York Stock Exchange Listing

The shares are listed on the NYSE under the symbol “JLL.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, the rules of the SEC may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in the common stock in connection with this offering, i.e., if they sell more shares than are listed on the cover of this prospectus supplement, the representative may reduce that short position by purchasing shares in the open market. The representative may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of our common stock to stabilize its price or to reduce a short position may cause the price of our common stock to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters makes any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. Certain of the underwriters may facilitate internet distribution for this offering to certain of their respective internet subscription customers. In addition, certain of the underwriters may allocate a limited number of shares for sale to their respective online brokerage customers. An electronic prospectus supplement and the accompanying prospectus will be made available on the internet website maintained by any such underwriter. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any such internet website is not part of this prospectus supplement or the accompanying prospectus.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. Affiliates of certain of the underwriters are lenders under our unsecured revolving credit agreement and our term loan agreement, or together, the Facilities, under which our affiliate, Jones Lang LaSalle Finance B.V. is borrower, and will receive their pro rata share of repayments under our revolving credit agreement from the net proceeds of this offering. We and certain of our subsidiaries are guarantors under the Facilities. Because more than 10% of the net proceeds of this offering, not including underwriting compensation, will be paid to affiliates of members of the Financial Industry Regulatory Authority, Inc., or FINRA, who are participating in this offering, this offering is being conducted in compliance with Rule 5110(h) of FINRA.

Selling Restrictions

No action has been taken in any jurisdiction (except in the U.S.) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell the shares offered hereby in certain jurisdictions outside the U.S., either directly or through affiliates, where they are permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive, as defined below (each, a Relevant Member State) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that

Relevant Member State, except that an offer to the public in that Relevant Member State of any of the shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriters to fewer than 100 natural or legal persons (other than “qualified investors,” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer within the EEA of the shares which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, or will authorize, the making of any offer of the shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of the shares contemplated in this prospectus supplement.

For the purposes of this provision and the buyer’s representation below, the expression “an offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any of the shares which are the subject of the offering contemplated by this prospectus supplement under, the offers contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors”, as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within

Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In addition:

•

an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated) in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the Shares in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement, the accompanying prospectus as well as any other material relating to the shares, which are the subject of the offering contemplated by this prospectus supplement do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares offered hereby will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this prospectus supplement and the accompanying prospectus, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

The shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

This prospectus supplement and the accompanying prospectus, as well as any other material relating to the shares, are personal and confidential and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. It is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, DLA Piper LLP (US), Baltimore, Maryland, and Mark J. Ohringer, Executive Vice President, Global General Counsel and Corporate Secretary, Jones Lang LaSalle Incorporated, Chicago, Illinois. Mr. Ohringer owns shares of our common stock, and holds stock options and restricted stock awards and may receive additional awards in the future. Sidley Austin LLP, New York, New York will act as counsel to the underwriters with respect to this offering.

EXPERTS

The consolidated financial statements of Jones Lang LaSalle Incorporated and its subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Staubach Holdings, Inc. and its subsidiaries incorporated in this prospectus by reference to the Current Report on Form 8-K filed on June 9, 2009 have been so incorporated in reliance on the report of McGladrey & Pullen, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Jones Lang LaSalle Incorporated

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (i) shares of our common stock, (ii) shares of our preferred stock, which we may issue in one or more series, (iii) debt securities, which may be senior debt securities or subordinated debt securities, (iv) depositary shares representing shares of preferred stock, (v) warrants, (vi) subscription rights, (vii) stock purchase contracts and (viii) stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “JLL.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 24 in this prospectus.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including a free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described under the heading “Where You Can Find More Information” on page 25 of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated or the context otherwise requires, as used in this prospectus, the words “we,” “us,” “our,” the “Company,” the “Firm” or “Jones Lang LaSalle” refer to Jones Lang LaSalle Incorporated and its subsidiaries.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ii

JONES LANG LASALLE INCORPORATED

This summary highlights information about Jones Lang LaSalle Incorporated. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, any prospectus supplement and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section below entitled “Where You Can Find More Information.”

Our Business

Jones Lang LaSalle Incorporated provides comprehensive integrated real estate and investment management expertise on a local, regional and global level to owner, occupier and investor clients. We are an industry leader in property and corporate facility management services. LaSalle Investment Management, a member of Jones Lang LaSalle group, is one of the world’s largest and most diversified real estate investment firms.

We are the only real estate services and money management firm to have been named:

•	To Forbes magazine’s Platinum 400 list in 2006, 2007 and 2008;

•	To Fortune magazine’s list of America’s Most Admired Companies in 2008;

•	To Fortune magazine’s 100 Best Companies To Work For list in 2007; and

•	By the U.S. Environmental Protection Agency as a 2007 Energy Star Partner of the Year.

In addition, in 2008 we were designated one of the “World’s Most Ethical Companies” by the Ethisphere Institute, and our ethics program received Ethics Inside™ certification.

Our range of real estate services includes:

•	Agency leasing

•	Property management

•	Project and development management

•	Construction management

•	Valuations

•	Capital markets

•	Real estate investment banking and merchant banking

•	Brokerage of properties

•	Corporate finance

•	Hotel advisory

•	Space acquisition and disposition (tenant representation)

•	Facilities management/outsourcing

•	Strategic consulting

•	Energy and sustainability services

•	Value recovery services

•	Investment management

We offer these services locally, regionally and globally to real estate investors and occupiers for a variety of property types, including offices, hotels, industrial, retail, multi-family residential, hospitals, critical environments and data centers, sports facilities, cultural institutions and transportation centers. Individual regions and markets focus on different property types, depending on local requirements and market conditions.

We work for a broad range of clients that represent a wide variety of industries and are based in markets throughout the world. Our clients vary greatly in size and include for-profit and not-for-profit entities of all kinds, public-private partnerships and governmental (public sector) entities. We provide real estate investment management services on a global basis for both public and private assets through our LaSalle Investment Management subsidiary. Our integrated global business model, industry-leading research capabilities, client relationship management focus, consistent worldwide service delivery and strong brand are attributes that enhance our services.

We have grown by expanding our client base and the range of our services and products, both organically and through a series of strategic acquisitions and mergers. Our extensive global platform and in-depth knowledge of local real estate markets enable us to serve as a single-source provider of solutions for our clients’ full range of real estate needs. We solidified this network of services around the globe through the 1999 merger of the Jones Lang Wootton companies (founded in 1783) with those of LaSalle Partners Incorporated (founded in 1968) to form Jones Lang LaSalle Incorporated.

In May 2008, we acquired Kemper’s Holding GmbH, a Germany-based retail specialist, making us the largest property advisory business in Germany and providing us with new offices in Leipzig, Cologne and Hannover.

In July 2008, we acquired Staubach Holdings, Inc. (“Staubach”), a U.S. real estate services firm specializing in tenant representation. Staubach, with 1,000 employees, significantly enhanced our presence in key markets across the United States and made us an industry leader in local, national and global tenant representation. The Staubach acquisition also established us as the market leader in public sector services and added scale to our industrial brokerage, investment sales, corporate finance and project and development services.

We were incorporated in 1997. Our principal executive offices are located at 200 East Randolph Drive, Chicago, IL, 60601, and our telephone number is (312) 782-5800. Our website is www.joneslanglasalle.com. The content of our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this prospectus and the documents incorporated by reference herein regarding, among other things, future financial results and performance, achievements and plans and objectives may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Those statements include trend analyses and other information relative to markets for our services and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks, uncertainties and other factors, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein. We discuss those risks, uncertainties and other factors in (i) our Annual Report on Form 10-K for the year ended December 31, 2008 in Item 1A. “Risk Factors,” Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Item 7A. “Quantitative and Qualitative Disclosures About Market Risk,” Item 8. “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements,” and elsewhere, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 in Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Item 3. “Quantitative and Qualitative Disclosures About Market Risk” and elsewhere, and (iii) the other reports we file under the Exchange Act. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

Important factors that could cause actual results to differ from those in our forward-looking statements include (without limitation):

•	the effect of political, economic and market conditions and geopolitical events;

•	the logistical and other challenges inherent in operating in numerous different countries;

•	the actions and initiatives of current and potential competitors;

•	the level and volatility of real estate prices, interest rates, currency values and other market indices;

•	the outcome of pending litigation;

•	the impact of current, pending and future legislation and regulation; and

•

other risks identified in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, as the same may be updated from time to time by our future filings under the Exchange Act, all of which are incorporated by reference into this prospectus.

You should also carefully review other reports that we file with the SEC.

Accordingly, we caution our readers not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements to reflect any changes in events or circumstances or in our expectations or results.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, including acquisitions, repayment or refinancing of debt, stock repurchases and other business opportunities. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

		Year Ended December 31,
	Three Months Ended March 31, 2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	—	2.74x	8.32x	7.20x	6.68x	3.69x

Earnings for the three months ended March 31, 2009 were inadequate to cover fixed charges by $40.3 million.

The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of income before taxes and certain adjustments for activity relative to equity investees, plus fixed charges, and “fixed charges” consist of interest incurred and the interest portion of rental expense.

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the capital stock, debt securities, depositary shares, warrants, subscription rights, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Maryland General Corporation Law, as amended (the “MGCL”), our Restated Articles of Incorporation, as amended (our “charter”), and our Amended and Restated Bylaws, as amended (our “bylaws”).

As used in this “Description of Capital Stock,” the terms “the Company,” “we,” “our” and “us” refer to Jones Lang LaSalle Incorporated, a Maryland corporation, and do not, unless otherwise specified, include our subsidiaries.

Capital Stock

Our authorized capital stock consists of (i) 100,000,000 shares of common stock, $.01 par value per share, and (ii) 10,000,000 shares of preferred stock, $.01 par value per share. As of June 2, 2009, we had 34,777,250 shares of common stock issued and outstanding, and no shares of preferred stock issued.

Our board of directors is authorized to classify and reclassify any unissued portion of the authorized shares of any class of capital stock by fixing or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares of capital stock. This authority includes the classification or reclassification of such shares into classes with preferential rights and the division and classification of any class into one or more series.

Common Stock

Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as disclosed herein or as required by law, our charter or our bylaws, action at a meeting of shareholders is by a majority of votes cast by shareholders entitled to vote, voting as a single class. There is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election.

Holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefore. Holders of our common stock have no conversion, preemptive or other rights to subscribe for any securities of ours, and there are no redemption or sinking fund provisions with respect to such shares. In the event of any liquidation or dissolution of us or winding-up of our affairs, holders of common stock will be entitled to share ratably in the assets of the Company remaining after payment of, or adequate provision for payment of liabilities to creditors, subject to the right of holders of preferred stock or any other class of our capital stock having preference over our common stock, if any, to receive preferential distributions. The rights, preferences and privileges of holders of common stock are subject to applicable law and the rights of the holders of any shares of preferred stock and any additional classes of stock which we may issue in the future.

Preferred Stock

Our charter authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix for each such class or series the voting powers, designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof. Our board of directors is authorized to, among other things, provide that any such class or series of preferred stock may be (i) subject to redemption at such time or times and at such price or prices as our board may establish; (ii) entitled to receive dividends (which may be cumulative, cumulative to a limited extent or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as our board may establish; (iii) entitled to such rights upon the dissolution of us, or upon any distribution of our assets, as our board may establish; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of ours at such price or prices or at such rates of exchange and with such adjustments as our board may establish. Issuance of preferred stock could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any such stock.

Additional Classes of Stock

Additional classes of stock may be issued from time to time, in one or more series, as authorized by our board of directors upon classification or reclassification of any shares of our capital stock. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set for each such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted under the MGCL. Our board of directors could authorize the issuance of capital stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the common stock might believe to be in their best interests or in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then market price of such common stock. As of the date hereof, no such additional classes of stock are outstanding and we have no present plans to issue any such stock.

Liability of Directors and Officers; Indemnification

Our charter contains provisions which eliminate the personal liability of a director or officer to us and our shareholders for breaches of duty to the maximum extent provided by Maryland law. Under Maryland law, however, these provisions do not eliminate or limit the personal liability of a director or officer (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in such proceeding. These provisions do not affect the ability our ability or that of our shareholders to obtain equitable relief, such as an injunction or rescission.

Our charter and bylaws provide that we shall indemnify and advance expenses to our directors and officers to the maximum extent permitted by Maryland law; provided that we will not be obligated to indemnify any director or officer in connection with any proceeding initiated by such director or officer (except for proceedings to enforce rights to indemnification) unless such proceeding was authorized or consented to by our board of directors. Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law also permits a corporation to indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the director actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Maryland law permits Maryland corporations to indemnify their officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law.

We maintain directors’ and officers’ liability insurance and have also previously entered into indemnification agreements with certain of our directors and certain of our officers under which we will indemnify them against expenses and losses incurred for claims brought against them by reason of being a director or officer of the Company. The indemnification agreements indemnify and advance expenses to our directors and officers to the fullest extent permitted by the MGCL.

Certain Charter, Bylaw and Statutory Provisions Affecting Shareholders

Certain provisions in our charter and bylaws and the MGCL may have the effect of delaying, deferring or preventing a change of control of the Company or may operate only with respect to extraordinary corporate transactions involving the Company.

Removal of Directors

Our charter provides that a director may be removed by the shareholders, but only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of the Company’s then outstanding capital stock entitled to vote generally in the election of directors. The director removal provision could have the effect of discouraging a potential acquiror from making a tender offer or initiating a proxy contest or otherwise attempting to gain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Advance Notice of Shareholder Proposals or Nominations

Our bylaws provide that shareholders at an annual meeting may only consider proposals or nominations brought before the meeting by or at the direction of the board or by a shareholder who was a shareholder of record on the record date for the determination of shareholders entitled to vote at such annual meeting and who has given to the Company’s Secretary timely written notice, in proper form, of the shareholder’s intention to bring a proposal or nomination before the meeting. In addition to certain other applicable requirements, for a shareholder proposal or nomination to be properly brought before an annual meeting by a shareholder, such shareholder generally must have given notice thereof in proper written form to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Although our bylaws do not give our board the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Special Meetings of Shareholders

Pursuant to the MGCL, our bylaws permit shareholders to call special meetings of shareholders only upon written request of holders of shares entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Our bylaws provide that only business specified in the notice of a special meeting will be conducted at such meeting. Such provisions do not, however, affect the ability of shareholders to submit a proposal to the vote of all shareholders of the Company at an annual meeting in accordance with our bylaws, which provide for the additional notice requirements for shareholder nominations and proposals at the annual meetings of shareholders as described above. In addition, pursuant to the MGCL, our charter and bylaws provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written consent, if a unanimous written consent which sets forth such action and is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote thereat is filed with the records of meetings of shareholders.

Amendments

Our charter provides that the affirmative vote of the holders of at least 80% of the then outstanding shares of common stock is required to amend, alter, change or repeal certain of its provisions including provisions relating to the removal of directors for cause, the calling of special meetings of shareholders and the super-majority vote requirement. This requirement of a super-majority vote to approve amendments to certain provisions of our charter could enable a minority of the Company’s shareholders to exercise veto power over any such amendments.

Business Combinations

Under the MGCL, certain “Business Combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an “Interested Stockholder”) or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such Business Combination must be recommended by the Board of Directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the Business Combination is to be effected, unless, among other things, the corporation’s shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. Pursuant to the MGCL, these provisions also do not apply to Business Combinations which are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

Pursuant to the statute, our board of directors has exempted in our charter any Business Combination involving DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership and any present or future affiliate or associate of DEL-LPL Limited Partnership or DEL-LPAML Limited Partnership, or any person acting in concert with any of the foregoing persons. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services LLC.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “JLL.”

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit, from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture,” each to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The form of the Indentures have been filed with the SEC and are incorporated by reference in the registration statement on Form S-3 of which this prospectus forms a part. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from Jones Lang LaSalle or the trustee.

As used in this “Description of Debt Securities,” the terms “Jones Lang LaSalle,” “we,” “our” and “us” refer to Jones Lang LaSalle Incorporated, a Maryland corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments unless such subsidiaries guarantee the debt securities issued by us. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Without subsidiary guarantees, any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary’s creditors, including trade creditors.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the purchase price for the debt securities and the denominations of the debt securities, if other than denominations of $1,000 or any integral multiple of $1,000;

•	the date or dates upon which the debt securities are payable and whether the stated maturity date may be extended or the method used to determine or extend those dates;

•	the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate or rates shall be determined;

•	the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•

the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date, or the method by which such date or dates shall be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period;

•	any provisions that would determine payments on the debt securities by reference to any index, formula or other method, and the manner of determining the amount of such payments;

•

the place or places where payments on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities, if any;

•

our obligation or discretion, if any, to redeem, repay or repurchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which, the price or prices at which and the other terms and conditions upon which any debt securities of such series shall be redeemed, in whole or in part, pursuant to such obligation;

•	the terms and conditions, if any, regarding the mandatory conversion or exchange of debt securities;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default, as defined below, if other than the full principal amount;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from or modifications or additions to the Events of Default or our covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance, which terms are described below, to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	the depositary for global or certificated debt securities;

•	the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•

whether, under what circumstances and the currency in which we will pay any additional amounts on the debt securities as contemplated in the applicable Indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether and the extent to which the debt securities are entitled to the benefits of any guarantees by any of our subsidiaries or any other form of guarantee;

•	the subordination provisions applicable to the debt securities, if any; and

•	any other specific terms of the debt securities not inconsistent with the applicable Indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional senior indebtedness.

Certain Covenants

Except as set forth below or in any indenture supplemental to the Indentures or in a board resolution of ours establishing a series of securities under the Indentures, the Indentures will not:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

•

contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell or transfer all or substantially all of our assets to another corporation, provided, among other things, that (a) we are the surviving corporation or the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of, and premium, if any, and interest, if any, on the debt securities issued under either the Senior Indenture or the Subordinated Indenture and the performance and observance of the applicable Indenture and (b) we or such successor corporation shall not immediately thereafter be in default under the applicable Indenture.

Events of Default

The following events are defined in the Indentures as “Events of Default”:

•	default in the payment of any installment of interest on any debt securities in such series for 30 days after becoming due;

•	default in the payment of principal or premium, if any, of any debt securities in such series when due;

•	default in the deposit of any sinking fund payment, when due;

•	default in the performance of any other covenant for 90 days after notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the debt securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof may become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. No such rescission shall affect any subsequent default or impair any right consequent thereon.

The Indentures provide that the trustee shall, after the occurrence of a default with respect to a particular series of debt securities, give or may withhold from the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods) to the extent provided by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We will be required to furnish the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default. No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

•	an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of the debt securities of a particular series shall have requested the trustee for such series to institute proceedings in respect of such Event of Default;

•	the trustee shall have been offered reasonable indemnity against its costs, expenses and liabilities in complying with such request;

•	the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding debt securities of such series.

The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The Indentures provide that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by, among other things, irrevocably depositing with the trustee funds or government obligations denominated in U.S. dollars or in the foreign currency in which debt securities of such series are payable in an amount sufficient to pay the entire indebtedness on debt securities of such series with respect to principal (and premium and additional amounts, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on debt securities of such series and other obligations to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series of debt securities and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities (“covenant defeasance”), upon the deposit with the Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity. As a condition to defeasance or covenant defeasance, we must, among other things, deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Modification and amendments of the Indentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of interest on, debt securities of any series;

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, debt securities of any series;

•

change our obligation to pay additional amounts with respect to debt securities of any series or reduce the amount of the principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	change the place of payment where, or the coin or currency in which, the principal of, or any premium or interest on, debt securities of any series is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities of any series;

•	reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions;

•

modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby;

•	make any change that adversely affects the right to convert or exchange any series of debt security into or for our common stock or other securities in accordance with its terms; or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the Indenture with respect to the debt securities of such series, except a default:

•	in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series; or

•	in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

The Subordinated Indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws (other than Section 5-1401 of the General Obligations Law of the State of New York), except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

Concerning the Trustee

We anticipate appointing The Bank of New York Mellon Trust Company, N.A. as the trustee under the Indentures and also as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may in the future provide banking and other services to us in the ordinary course of their respective businesses.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase up to all of the securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights that we may offer will describe the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, share of preferred stock, debt security or other security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each share of common stock, share of preferred stock, debt security or other security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

In addition to describing the specific terms of the subscription rights, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, Jones Lang LaSalle may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois and DLA Piper LLP (US), Baltimore, Maryland. Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Jones Lang LaSalle Incorporated and its subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Staubach Holdings, Inc. and its subsidiaries incorporated in this prospectus by reference to the Current Report on Form 8-K filed on June 9, 2009 have been so incorporated in reliance on the report of McGladrey & Pullen, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street N.E., Room 1580, Washington, D.C. 20549. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.joneslanglasalle.com. The content of our website is not a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that (i) we can disclose important information to you by referring you to those documents and (ii) those documents are considered part of this prospectus. The following documents are incorporated by reference into this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2008 (including portions of our definitive Proxy Statement for the 2009 Annual Meeting of Shareholders incorporated therein by reference);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	our Current Reports on Form 8-K filed with the SEC on April 15, 2009, April 27, 2009 and June 9, 2009; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on June 27, 1997.

We also incorporate by reference all documents we may subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus is a part and prior to the termination of the offering (other than documents or information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

Jones Lang LaSalle Incorporated

200 East Randolph Drive

Chicago, Illinois 60601

Attention: Investor Relations

Tel: (312) 782-5800

6,500,000 Shares

Jones Lang LaSalle Incorporated

Common Stock

PROSPECTUS SUPPLEMENT

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June 10, 2009